Exhibit 10.1

TE CONNECTIVITY LTD

RULES

OF

TYCO ELECTRONICS LIMITED

SAVINGS RELATED SHARE PLAN

(amended and restated March 14, 2018)

1.                                      INTERPRETATION

1.1.                            Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

1.1.1.                  Acquiring Company means a company (including a New Holding Company) which obtains Control of the Company in the circumstances referred to in Rule 8.1, 8.2 or 8.3 (reading the reference in Rule 8.3 to “proposes to obtain” as “obtains”);

1.1.2.                  Acting In Concert has the meaning given to that expression in The City Code on Takeovers and Mergers in its present form or as amended from time to time;

1.1.3.                  Adoption Date means 30 June 2007, the date on which the Plan was adopted by the Board;

1.1.4.                  Applicant means an Eligible Employee who applies for the grant of an Option;

1.1.5.                  Application means an application for the grant of an Option;

1.1.6.                  Application Form means the form referred to in Rule 2.2 on which an application for the grant of an Option is made;

1.1.7.                  Approval Date means 23 November 2007, the date on which the Plan was approved by HM Revenue & Customs under Schedule 3;

1.1.8.                  Associated Company has the meaning given to that expression by paragraph 47 of Schedule 3 or, where the context requires, paragraph 35(4) of Schedule 3;

1.1.9.                  Board means the board of directors of the Company or a duly authorised committee thereof;

1.1.10.           Bonus Date means

(a)                                 in the case of a three year Savings Contract, the earliest date on which a Standard Bonus would be payable under the Savings Contract; and

(b)                                 in the case of a five year Savings Contract, the earliest date on which a Standard Bonus or a Maximum Bonus would be payable under the Savings Contract, according to whether, for the purpose of determining the number of Plan Shares over which the Option linked to the Savings Contract was granted, the repayment under the Savings Contract is to be taken as including the Standard Bonus (or no bonus) or the Maximum Bonus, respectively;

1.1.11.           Close Company has the meaning given to that expression by section 414(1) of ICTA 1988, and paragraph 11(4) of Schedule 3;

1.1.12.           Company means TE Connectivity Ltd., incorporated in Switzerland, being the scheme organiser for the purposes of paragraph 2(2) of Schedule 3;

1.1.13.           Consortium has the meaning given to that word by paragraph 48(2) of Schedule 3;

1.1.14.           Constituent Company means the Company or a company which is a Subsidiary and which has been nominated by the Board to participate in the Plan from time to time;

1.1.15.           Continuous Employment has the meaning given by the Employment Rights Act 1996:

1.1.16.           Control has the meaning given to that word by section 840 of ICTA 1988;

1.1.17.           Eligible Employee means an individual who is:

(a)                                 an employee (other than a director) of a Constituent Company; or

(b)                                 a director of a Constituent Company who is contracted to work at least 25 hours per week for the Group (exclusive of meal breaks);

and who, in either case:

(i)                                     is not eligible solely by reason that he is a non-executive director of a Constituent Company;

(ii)                                  has earnings in respect of his office or employment which are (or would be if there were any) general earnings to which section 15 or 21 of ITEPA 2003 applies;

(iii)                               has at the Grant Date such period of Continuous Employment as a director or employee, not exceeding five years, as the Grantor determines for the purpose of an issue of Invitations;

(iv)                              has not given or been given notice to terminate his employment within the Group; and

(v)                                 does not have at the Grant Date, and has not had during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company; or

(c)                                  a director (other than a non executive director) or employee of a Constituent Company nominated by the Grantor to be an Eligible Employee who is not prohibited from participating in the Plan by sub paragraph (v) above;

1.1.18.           Employees’ Share Scheme has the meaning set out in section 743 of the Companies Act 1985 or the corresponding section in the Companies Act 2006;

1.1.19.           Exercise Price means the amount per Plan Share payable on the exercise of an Option determined in accordance with Rule 5;

1.1.20.           Grant Date means the date on which an Option is granted to an Eligible Employee determined in accordance with Rule 3.3;

1.1.21.           Grantor means

(a)                                 in relation to an Option granted by the Company, the Board; and

(b)                                 in relation to an Option granted by the Trustees, the Trustees;

1.1.22.           Group means the Company and all Subsidiaries and Associated Companies of the Company and “Group Member” shall be construed accordingly;

1.1.23.           ICTA 1988 means the Income and Corporation Taxes Act 1988;

1.1.24.           Invitation means an invitation to apply for the grant of an Option issued under Rule 2.1;

1.1.25.           Invitation Date means the date on which an Invitation is issued;

1.1.26.           ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;

1.1.27.           ITTOIA 2005 means the Income Tax (Trading and Other Income) Act 2005;

1.1.28.           Key Feature means a provision of the Plan which is necessary in order to meet the requirements of Schedule 3;

1.1.29.           Market Value means

(a)                                 if at the relevant time Plan Shares are listed on the New York Stock Exchange (or any other recognised investment exchange within the meaning of section 841 of ICTA 1988), the closing quotation of a Plan Share (as derived from the New York Stock Exchange or the list appropriate to such other exchange or market) for the trading day immediately preceding the Invitation Date; or

(b)                                 if at the relevant time Plan Shares are not so listed, the market value of a Plan Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance by the Grantor with HM Revenue & Customs Shares & Assets Valuation on the Invitation Date or such earlier date or dates as may be agreed with HM Revenue & Customs, as required;

1.1.30.           Material Interest has the meaning given to that expression by paragraphs 11 and 12 to 16 of Schedule 3;

1.1.31.           Maximum Bonus means the bonus which is payable under a five year Savings Contract, at the earliest, seven years after the starting date of the Savings Contract;

1.1.32.           Minimum Monthly Savings Amount means in relation to each Invitation, the minimum monthly saving which may be made by an Option Holder as determined by the Board in accordance with paragraph 25(3)(b) of Schedule 3 being not less than £5 (or such other minimum savings amount specified from time to time by HM Treasury in their Save-As-You-Earn prospectus) nor more than £10 (or such other amount as may be permitted from time to time under paragraph 25(3)(b) of Schedule 3);

1.1.33.           New Holding Company means a company which obtains Control of the Company where 90% or more of the New Holding Company’s ordinary shares are held in substantially the same proportions by substantially the same persons who previously held the Company’s ordinary shares;

1.1.34.           New Option means an option granted by way of exchange under Rule 9.1;

1.1.35.           New Plan Shares means the shares subject to a New Option;

1.1.36.           New York Stock Exchange means the New York Stock Exchange or any successor body;

1.1.37.           Notice of Exercise means the notice given in respect of the exercise of an Option under Rule 6.7;

1.1.38.           Option means a right to acquire Plan Shares granted under the Plan;

1.1.39.           Option Certificate means the deed or statement under which an Option is granted in accordance with Rule 3.3;

1.1.40.           Option Holder means an individual who holds an Option or, where the context permits, his legal personal representatives;

1.1.41.           Plan means Tyco Electronics Limited Savings Related Share Plan in its present form or as amended from time to time;

1.1.42.           Plan Shares means ordinary shares in the capital of the Company (or any shares representing them) which satisfy the conditions in paragraphs 18 to 22 of Schedule 3;

1.1.43.           Relevant Employment means employment with any Group Member;

1.1.44.           Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company but excluding a capitalisation issue in substitution for or as an alternative to a cash dividend;

1.1.45.           Rules mean the rules of the Plan;

1.1.46.           Savings Contract means a contract under a certified contractual savings scheme within the meaning of section 703 of ITTOIA 2005 which has been approved by HM Revenue & Customs, if applicable, for the purpose of Schedule 3;

1.1.47.           Schedule 3 means Schedule 3 to ITEPA 2003;

1.1.48.           Specified Age means 65 years;

1.1.49.           Standard Bonus means the earliest bonus which is payable under a Savings Contract;

1.1.50.           Subsidiary means a company which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985, or the corresponding section in the Companies Act 2006, over which the Company has Control;

1.1.51.           Trustees means the trustees of any trust created by a Group Member which, when taken together with the Plan, constitutes an Employees’ Share Scheme;

1.2.                            Interpretation

In the Plan, unless otherwise specified:

1.2.1.                  the contents and rule headings are inserted for ease of reference only and do not affect the interpretation of the Plan;

1.2.2.                  a reference to a Rule is a reference to a rule of the Plan;

1.2.3.                  save as provided for by law and subject to Rule 16.4 a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail;

1.2.4.                  the singular includes the plural and vice versa and the masculine includes the feminine;

1.2.5.                  a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and

1.2.6.                  the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

2.                                      INVITATIONS TO APPLY FOR, AND APPLICATIONS FOR, GRANT OF OPTIONS

2.1.                            Announcement of intention to issue Invitations by Board or Trustees

The Board or the Trustees may, in their absolute discretion, from time to time, announce their intention to issue Invitations in accordance with this Rule 2 to Eligible Employees to apply for the grant of Options.

2.2.                            Persons to whom Invitations must be issued

If the Grantor announces its intention to issue Invitations, it shall issue an Invitation to every person who is, or will on the Grant Date be, an Eligible Employee.

2.3.                            Documents which must accompany Invitation

An Invitation shall be accompanied by:

2.3.1                     an Application Form to be used by the recipient of the Invitation to apply for the grant of the Option referred to in the Invitation and to apply to enter into a Savings Contract approved by the Grantor for the purpose of that issue of Invitations and linked to the Option; and

2.3.2                     a copy of the Rules.

2.4.                            Contents of Invitation

An Invitation shall state:

2.4.1.                  the date, being not less than 14 nor more than 21 days after the date of issue of the Invitation, by which the recipient of the Invitation must submit an Application;

2.4.2.                  the Minimum Monthly Savings Amount under the Savings Contract linked to the Option referred to in the Invitation;

2.4.3.                  the Exercise Price under the Option referred to in the Invitation or the method by which the Exercise Price will be determined and notified to Eligible Employees;

2.4.4.                  the maximum permitted aggregate monthly savings contribution under the Savings Contract linked to the Option referred to in the Invitation taken together with savings contributions by the Applicant under any other savings contract linked to any other Option or option granted under any other SAYE option scheme approved by HM Revenue & Customs under Schedule 3, as applicable, being the lesser of £250 (or such other amount as may be permitted from time to time under paragraph 25(3)(a) of Schedule 3) and such other amount (being a multiple of £1 and not less than £5 (or such other minimum savings amount specified from time to time by HM Treasury in their Save-As-You-Earn prospectus, to the extent applicable)) as the Board may determine for the purpose of that issue of Invitations;

2.4.5.                  whether an Applicant must enter into a three year or a five year Savings Contract or may choose either;

2.4.6.                  whether, for the purpose of determining the number of Plan Shares over which the Option referred to in the Invitation is to be granted, the repayment under the Savings Contract linked to the Option must be taken as including the Maximum Bonus, the Standard Bonus or no bonus or whether the recipient of the Invitation may choose any of these; and

2.4.7.                  the maximum total number of Plan Shares, if any, set by the Board under Rule 4.1 over which Options will be granted in response to that issue of Invitations.

Subject to this Rule 2, an Invitation shall be in such form as the Grantor may determine from time to time.

2.5                               Contents of Application Form

An Application Form shall require an Applicant to state:

2.5.1.                  the monthly savings contribution (being a multiple of £1 and not less than £5 (or such other minimum savings amount specified from time to time by HM Treasury in their Save-As-You-Earn prospectus, to the extent applicable)) which he wishes to make under the Savings Contract linked to the Option referred to in the Invitation;

2.5.2.                  that his proposed monthly savings contribution, when added to any monthly savings contributions then being made by him under any other Savings Contract linked to an Option or to an option granted under any other SAYE option scheme approved by HM Revenue & Customs under Schedule 3, as applicable, will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;

2.5.3.                  where appropriate, whether he wishes to enter into a three or five year Savings Contract, and, in the case of a five year Savings Contract, whether he wishes it to be linked to the Maximum Bonus or the Standard Bonus; and

2.5.4.                  where appropriate, whether, for the purpose of determining the number of Plan Shares over which the Option referred to in the Invitation is to be granted, he wishes the repayment under the Savings Contract linked to the Option to be taken as including a bonus or no bonus;

and shall authorise the Grantor to enter on the Application Form, on behalf of the Applicant, such monthly savings contribution, not exceeding the maximum stated on the Application Form, as the Grantor determines under Rule 3.6.

Subject to this Rule 2, an Application Form shall be in such form as the Grantor may determine from time to time.

2.6                               Number of Plan Shares applied for in Application

An Application shall be deemed to be for the grant of an Option over the maximum whole number of Plan Shares which may be acquired at the Exercise Price out of the expected repayment (including any bonus where permitted under Rule 2.3.6 and requested by the Applicant pursuant to Rule 2.4.4) under the Savings Contract linked to the Option at the applicable Bonus Date.

2.7                               Making of Applications

The recipient of an Invitation who wishes to apply for the grant of the Option referred to in the Invitation shall submit to the Grantor, within the period specified in the Invitation, a duly completed Application Form.

3.                                      GRANT OF OPTIONS

3.1.                            Options granted by Company or Trustees

The Company or the Trustees may from time to time grant Options to Eligible Employees.

3.2.                            Persons to whom Options must be granted

The Grantor shall grant the Option referred to in each Invitation in respect of which the Grantor has received a valid Application and, where Rule 3.6.4 applies, which has been selected by lot.

3.3.                            Procedure for grant of Options and Grant Date

The Grantor shall grant an Option by passing a resolution. The Grant Date shall be the date on which the Grantor passes the resolution or such later date as is specified in the resolution and allowed by Rules 3.7 and 3.8. The grant of an Option or Options shall be evidenced by a deed executed by or on behalf of the Grantor. The deed or a statement providing details of the grant shall be issued to each Applicant who has been granted an Option as soon as reasonably practicable following the grant of the Option.

3.4.                            Contents of Option Certificate

An Option Certificate shall state:

•                  the Grant Date;

•                  the number of Plan Shares subject to the Option;

•                  the Exercise Price; and

•                  the Bonus Date, being the date on which the Option will ordinarily become exercisable.

Subject thereto, an Option Certificate shall be in such form as the Board may determine from time to time.

3.5.                            Number of Plan Shares over which Options granted

An Option shall be granted over the number of Plan Shares for which the Applicant is deemed under Rule 2.5 or 3.6, as appropriate, to have applied.

3.6.                            Scaling down of Applications

If the Grantor receives Applications for the grant of Options over a number of Plan Shares in excess of any of the limits in Rule 4, it shall, to the extent necessary to eliminate the excess, take the following steps in the following order or such other steps as it may agree in advance with HM Revenue & Customs, as so required:

3.6.1.                  first, for the purpose of determining the number of Plan Shares over which the Option referred to in an Invitation is to be granted, it shall take the repayment under the Savings Contract linked to the Option as including the Standard Bonus instead of the Maximum Bonus;

3.6.2.                  secondly, it shall take the repayment under the Savings Contract linked to the Option as including no bonus instead of the Standard Bonus;

3.6.3.                  thirdly, it shall reduce pro rata the excess over £5 (or such other minimum savings amount specified from time to time by HM Treasury in their Save-As-You-Earn prospectus, to the extent applicable), or such greater amount as the Grantor may determine, of the monthly savings contribution selected by each Applicant;

3.6.4.                  fourthly, it shall select Applications by lot and each Application shall be deemed to be for a monthly savings contribution of £5 (or such other minimum savings amount specified from time to time by HM Treasury in their Save-As-You-Earn prospectus, to the extent applicable) only with the repayment under the Savings Contract linked to the Option taken as including no bonus.

Each Application shall be deemed to have been withdrawn or amended accordingly and the Grantor shall amend each Application Form to reflect any reduction in the bonus or the monthly savings contribution resulting therefrom.

For the purpose of applying this Rule 3.6, if an Applicant has made multiple Applications, the Applications shall be treated as a single Application and the monthly savings contributions applied for in the Applications shall be aggregated.

3.7.                            Period allowed for grant of Options

An Option may be granted only during the period of thirty days beginning on the earliest of the dates referred to in the definition of “Market Value” and used for the purpose of determining the Exercise Price or, if Rule 3.6 applies, during the period of forty two days beginning on the earliest of such dates.

3.8.                            Duration of Plan

An Option may not be granted earlier than the Approval Date. The Plan will continue in effect until it is terminated by action of the Board or as otherwise provided hereunder.

3.9.                            Persons to whom Options may be granted

The Grantor may not grant an Option to an individual who is not an Eligible Employee on the Grant Date.

3.10.                     Options non-transferable

An Option shall be personal to the Eligible Employee to whom it is granted and, subject to Rule 7.1, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

4.                                      LIMIT ON AGGREGATE NUMBER OF PLAN SHARES PLACED UNDER OPTION

4.1.                            Power to set limit

The Board may, in its absolute discretion, from time to time set a maximum limit on the total number of Plan Shares which may be placed under Option under the Plan in response to an issue of Invitations (but no such limit shall invalidate any Option granted prior to such limit being set).

5.                                      EXERCISE PRICE

The Exercise Price shall be determined by the Board and may be any price but shall not be less than the higher of:

(a)                                 eighty percent of the Market Value of a Plan Share; and

(b)                                 in the case of any Option which will be satisfied by the issue of new shares the nominal value of a Plan Share.

6.                                      EXERCISE OF OPTIONS

6.1.                            Earliest date for exercise of Options

Subject to Rules 7 and 8, an Option may not be exercised before the Bonus Date.

6.2.                            Latest date for exercise of Options

Subject to Rule 7.1, an Option may not be exercised more than six months after the Bonus Date and if not exercised by that date shall lapse immediately.

6.3.                            Persons who may exercise Options

Subject to Rule 7, an Option may be exercised only while the Option Holder is in Relevant Employment and if an Option Holder ceases to be in Relevant Employment, any Option granted to him shall lapse immediately. This Rule 6.3 shall apply where the Option Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Option Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

6.4.                            Material Interest

An Option may not be exercised if the Option Holder then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

6.5.                            Number of Plan Shares acquired on exercise of Options

The number of Plan Shares which may be acquired on the exercise of an Option shall be limited to the maximum whole number which may be acquired at the Exercise Price out of the repayment (including any interest or bonus that has been taken into account in determining the number of Plan Shares over which the Option was granted) received by the Option Holder under the Savings Contract linked to the Option.

6.6.                            Options may be exercised in whole or in part

An Option may, to the extent it has become exercisable, be exercised in whole or in part. If exercised in part, the unexercised part of the Option shall lapse.

6.7.                            Procedure for exercise of Options

6.7.1.                  An Option shall be exercised by the Option Holder delivering to the Grantor a duly completed Notice of Exercise in the form from time to time prescribed by the Grantor, specifying the number of Plan Shares in respect of which the Option is being exercised, and accompanied by evidence of the termination of the Savings Contract linked to the Option, payment in full for the Plan Shares (which shall not exceed the repayment, including any interest or bonus, received by the Option Holder under the linked Savings Contract) and, if available, the Option Certificate. Such payment may be made by the Option Holder or by the bank or building society with which the Savings Contract was made.

6.7.2.                  For the avoidance of doubt, the date of exercise of an Option shall be determined in accordance with Rule 16.3. If payment is made by cheque and the cheque fails to clear the Option shall be deemed never to have been exercised.

6.8.                            Issue or transfer of Plan Shares on exercise of Options

Subject to any necessary consents and to compliance by the Option Holder with the Rules, the Grantor shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of the Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Plan Shares specified in the Notice of Exercise and shall deliver or procure the delivery to the Option Holder of a definitive share certificate in respect of such Plan Shares.

6.9.                            Amount of repayment under Savings Contract

For the purpose of Rules 6.5 and 6.7, the repayment received under a Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after any date on which the Option Holder ceases to be in Relevant Employment.

7.                                      EXERCISE OF OPTIONS IN SPECIAL CIRCUMSTANCES

7.1.                            Death

Notwithstanding Rules 6.1, 6.2 and 6.3, if an Option Holder dies before the Bonus Date, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period after his death. If not so exercised, the Options shall lapse immediately.

Notwithstanding Rules 6.2 and 6.3, if an Option Holder dies during the period of six months after the Bonus Date, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period after the Bonus Date. If not so exercised, the Options shall lapse immediately.

7.2.                            Injury, disability, redundancy, retirement etc

Subject to Rule 7.5, notwithstanding Rules 6.1 and 6.3, if an Option Holder ceases to be in Relevant Employment by reason of:

7.2.1.                  injury or disability;

7.2.2.                  redundancy within the meaning of the Employment Rights Act 1996;

7.2.3.                  retirement on or after reaching the Specified Age or any other age at which he is bound to retire under the terms of his contract of employment;

7.2.4.                  his office or employment ceasing to be a Relevant Employment because

7.2.4.1.        it is in a company which ceases to be a member of the Group; or

7.2.4.2.        it relates to a business or part of a business which is transferred to a person who is not a member of the Group he shall be entitled to exercise his Options at any time during the period of six months after the date he ceased to be in Relevant Employment except that in the case of cessation of employment by reason of a circumstance within Rules 7.2.1, 7.2.2 or 7.2.3 occurring within the six month period after an event to which Rule 7.2.4 applied he shall be entitled to exercise his Options within the six month period after such cessation of employment.

7.3.                            Specified Age

If an Option Holder continues to be employed after the date on which he reaches the Specified Age, he shall be entitled to exercise his Options at any time during the six month period thereafter. If not so exercised, the Options shall not lapse but shall be exercisable or not, as the case may be, in accordance with the rules of the Plan.

7.4.                            Other special circumstances

If an Option Holder ceases to be in Relevant Employment for a reason other than those referred to in Rules 7.1 and 7.2 and within three years after the Grant Date, the Option shall lapse immediately.

If an Option Holder ceases to be in Relevant Employment for a reason other than those referred to in Rules 7.1 and 7.2 and more than three years after the Grant Date, he shall be entitled to exercise the Option at any time during the six month period thereafter. If not so exercised, the Option shall lapse immediately.

7.5.                            Office or employment in Group Company

If, at the relevant Bonus Date, an Option Holder holds an office or employment in a company which is not a Constituent Company but which is a member of the Group he shall be entitled to exercise his Options at any time during the six month period thereafter.

7.6.                            Termination of Savings Contract

If an Option Holder gives, or is deemed under the terms of his Savings Contract to have given, notice that he intends to cease paying contributions under his Savings Contract, the Option linked to the Savings Contract shall lapse immediately unless the Option has already become exercisable in accordance with the rules of the Plan.

7.7.                            Meaning of ceasing to be in Relevant Employment

For the purpose of Rules 6.3, 7.2, 7.4, and 10.1.2, an Option Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with a member of the Group.

7.8.                            Interaction of Rules

7.8.1.                  If an Option has become exercisable under Rule 7.2 or 7.3 and, during the period allowed for the exercise of the Option under Rule 7.2 or 7.3, the Option Holder dies, the period allowed for the exercise of the Option shall be the period allowed by Rule 7.1.

7.8.2.                  If an Option has become exercisable under Rule 7 and, during the period allowed for the exercise of the Option under Rule 7, the Option becomes exercisable under Rule 8 also (or vice versa), the period allowed for the exercise of the Option shall be the first to determine of the period allowed by Rule 7 and the period allowed by Rule 8.

8.                                      TAKEOVER, RECONSTRUCTION, AMALGAMATION OR WINDING-UP OF COMPANY

8.1.                            General offer for, or acquisition of, Company

Notwithstanding Rule 6.1, if a person other than a New Holding Company obtains Control of the Company as a result of:

8.1.1.                  making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

8.1.2.                  making a general offer to acquire all the shares in the Company of the same class as the Plan Shares

(in either case, other than any shares already held by him or a person Acting In Concert with him)

all Options may be exercised, subject to Rule 8.2, at any time during the period of six months beginning with the time when the person making the offer or proposed acquisition (as the case may be) has obtained Control of the Company and any condition subject to which the offer or proposed acquisition is made has been satisfied. If not so exercised, the Options shall lapse at the expiry of the six month period.

8.2.                            Compulsory acquisition of Company

Notwithstanding Rule 6.1, if a person, other than a New Holding Company, becomes entitled to serve a Section 102 Notice to acquire shares in the Company, all Options may be exercised at any time during the period beginning with the date the person serves a Section 102 Notice and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice. If not so exercised, the Options shall cease to be exercisable and shall lapse when the person ceases to be entitled to serve such a notice.

8.3.                            Reconstruction or amalgamation of Company

Notwithstanding Rule 6.1, if a person, other than a New Holding Company, proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 101 of the Companies Act 1981 of Bermuda:

8.3.1.                  Option Holders may exercise all Options , on the compromise or arrangement being sanctioned by the court, or within the six month period following this date;

8.3.2.                  if the compromise or arrangement becomes effective, any Options not so exercised shall cease to be exercisable and shall lapse at the end of such six month period;

8.3.3.                  an Option which has already become exercisable may be exercised unconditionally before the court sanction of the compromise arrangement. Any Option not so exercised shall cease to be exercisable and shall lapse at the end of such six month period.

8.4.                            Winding-up of Company

If notice is given of a resolution for the voluntary winding-up of the Company:

8.4.1.                  Option Holders may exercise all Options , on the passing of the resolution or within the two month period following this date;

8.4.2.                  if the resolution is passed, any Options not so exercised shall lapse immediately;

8.4.3.                  an Option which has already become exercisable may be exercised unconditionally during such period. Any Option not so exercised shall cease to be exercisable and shall lapse immediately following the passing of the resolution.

8.5.                            Shares subject to Options ceasing to be Plan Shares

If the shares subject to an Option cease to satisfy the conditions in paragraphs 18 to 22 of Schedule 3:

8.5.1.                  the definition of “Plan Shares” shall be amended by the deletion of the words “which satisfy the conditions in paragraphs 18 to 22 of Schedule 3”;

8.5.2.                  the Grantor shall, as soon as reasonably practicable, notify HM Revenue & Customs as required;

8.5.3.                  the Option shall continue to exist and shall continue to be entitled to exemptions from income tax applying to an SAYE option scheme approved under Schedule 3 subject to any determination by HM Revenue & Customs, as required, to withdraw approval under paragraph 42 of Schedule 3; and

8.5.4.                  the Plan shall continue to exist but, if HM Revenue & Customs withdraw approval of the Plan under Schedule 3, if applicable, as a non HM Revenue & Customs approved plan.

8.6.                            Meaning of “obtains Control of the Company”

For the purpose of Rule 8, a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

8.7.                            Notification of Option Holders

The Grantor shall, as soon as reasonably practicable, notify each Option Holder of the occurrence of any of the events referred to in this Rule and explain how this affects his position under the Plan.

9.                                      EXCHANGE OF OPTIONS

9.1.                            Circumstances in which Exchange can occur

If the person referred to in Rules 8.1, 8.2 or 8.3, (reading the reference in Rule 8.3 to “proposes to obtain” as “obtains”) including a New Holding Company, an Option Holder may, at any time during the period set out in Rule 9.2, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of a new option which is equivalent to the Option but which relates to shares in:

9.1.1.                  the Acquiring Company; or

9.1.2.                  a company which has Control of the Acquiring Company; or

9.1.3.                  a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

9.2.                            Period allowed for exchange of Options

The period referred to in Rule 9.1 is:

9.2.1.                  where Rule 8.1 applies or would apply if the reference in that Rule to “person” was read as “person including a New Holding Company”, the period referred to in that Rule;

9.2.2.                  where Rule 8.2 applies, the period during which the Acquiring Company remains so entitled or bound; and

9.2.3.                  where Rule 8.3 applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

9.3.                            Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Rule 9 as equivalent to the Option unless:

9.3.1.                  the New Plan Shares satisfy the conditions in paragraphs 18 to 22 of Schedule 3; and

9.3.2.                  the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Plan as it had effect immediately before the release of the Option;

9.3.3.                  the total market value, immediately before the release of the Option, of the Plan Shares which were subject to the Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Plan Shares subject to the New Option (market value being determined for this purpose in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992); and

9.3.4.                  the total amount payable by the Option Holder for the acquisition of the New Plan Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Option Holder for the acquisition of the Plan Shares under the Option.

9.4.                            Grant Date of New Option

The Grant Date of the New Option shall be deemed to be the same as the Grant Date of the Option.

9.5.                            Application of Plan to New Option

In the application of the Plan to the New Option, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Plan Shares, respectively, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Tyco Electronics Limited.

10.                               LAPSE OF OPTIONS

An Option shall lapse on the earliest of:

10.1.1.           subject to Rule 7.1, six months after the Bonus Date;

10.1.2.           subject to Rules 7.1, 7.2 and 7.4, the Option Holder ceasing to be in Relevant Employment;

10.1.3.           the date on which it is provided that the Option shall lapse under Rules 7.1, 7.2 and 7.4 and 8.1 to 8.4;

10.1.4.           the date on which a resolution is passed or an order is made by the court for the compulsory winding-up of the Company;

10.1.5.           the date on which the Option Holder becomes bankrupt or enters into a compromise with his creditors generally;

10.1.6.           before an Option has become capable of being exercised, the Option Holder giving notice that he intends to stop paying monthly contributions, or being deemed under the terms of the Savings Contract to have given such notice or making an application for the repayment of his aggregate monthly contributions; and

10.1.7.           the date on which the Option Holder purports to transfer, charge or otherwise alienate the Option.

11.                               ADJUSTMENT OF OPTIONS ON REORGANISATION

11.1.                     Power to adjust Options

In the event of a Reorganisation, the number of Plan Shares subject to an Option, the description of the Plan Shares, the Exercise Price, or any one or more of these, may be adjusted in such manner as the Board or, where the Trustees are the Grantor, the Trustees and the Board together determine.

11.2.                     Exercise Price

Subject to Rule 11.3, no adjustment shall be made to the Exercise Price which would result in the Plan Shares subject to an Option being issued directly to the Option Holder at a price per Plan Share lower than the nominal value of a Plan Share and, if an adjustment would so result, the Exercise Price shall be the nominal value of a Plan Share.

11.3.                     Capitalisation of reserves

Notwithstanding Rule 11.2, an adjustment may be made which would result in the Plan Shares subject to an Option being issued at a price per Plan Share lower than the nominal value of a Plan Share if and to the extent that the Board is authorised to capitalise from the Company’s reserves a sum equal to the amount by which the aggregate nominal value of the Plan Shares subject to the Options which are adjusted exceeds the aggregate adjusted Exercise Price under such Options. If such an adjustment is made, on the subsequent exercise of the Option, the Board shall capitalise such sum and apply the sum in paying up such excess.

11.4.                     HM Revenue & Customs approval

An adjustment shall not have effect until the adjustment has been approved by HM Revenue & Customs, if so required.

11.5.                     Notification of Option Holders

The Grantor shall, as soon as reasonably practicable, notify each Option Holder of any adjustment made under this Rule 11 and explain how this affects his position under the Plan. The Grantor may call in for endorsement or cancellation and re-issue any Option Certificate in order to take account of such adjustment.

12.                               ISSUE AND AVAILABILITY OF PLAN SHARES

12.1.                     Rights attaching to Plan Shares

All Plan Shares issued in respect of exercise of an Option shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Plan Shares in issue at the date of such issue save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue.

12.2.                     Availability of Plan Shares

The Company shall at all times use its reasonable endeavours to keep available sufficient authorised but unissued Plan Shares to satisfy the exercise of all Options which the Board has determined will be satisfied by the issue of Plan Shares (whether directly to the Option Holder or indirectly via the Trustees).

13.                               RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

13.1.                     Contractual Provisions

Notwithstanding any other provision of the Plan:

13.1.1.           the Plan shall not form part of any contract of employment between any Group Member and an Eligible Employee;

13.1.2.           unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted an Option;

13.1.3.           the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and, for the purposes of his contract of employment, shall not be pensionable; and

13.1.4.           if an Eligible Employee ceases to be in Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

By applying for an Option an Option Holder is deemed to have agreed to the provisions of this Rule 13.

14.                               ADMINISTRATION OF PLAN

14.1.                     Responsibility for administration

The Company, and the Grantor where appropriate, shall be responsible for, and shall have the conduct of, the administration of the Plan. The Grantor may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall be consistent with the Rules and not cause any of the provisions of Schedule 3 which are relevant to the Plan to cease to be satisfied.

14.2.                     Grantor’s decision final and binding

The decision of the Grantor shall be final and binding in all matters relating to the administration of the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

14.3.                     Trustees to consult with Board

Where the Trustees have granted, or propose to grant, an Option, the Trustees shall consult with, and take account of the wishes of, the Board before making any determination or exercising any power or discretion under the Plan.

14.4.                     Provision of information

The Trustees and an Option Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under paragraph 45 of Schedule 3.

14.5.                     Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary. The Company shall also be entitled, if it wishes, to charge to a Subsidiary the opportunity cost of issuing Plan Shares to an Option Holder employed by the Subsidiary in relation to his exercise of an Option.

14.6.                     Establishment of separate plans for overseas territories

The Company may establish separate plans to operate in overseas territories or in respect of overseas employees which are on substantially the same terms as the Plan but which make such modifications to the terms as are necessary or expedient to take account of local tax, exchange control or securities laws in any one or more overseas territories (a “Modified Plan”). Rule 4 shall apply so as to limit the number of Plan Shares which may be placed under Option under a Modified Plan and Plan Shares placed under an Option granted under a Modified Plan shall be included for the purpose of the limit set out in Rule 4.

For the avoidance of doubt, such plans shall not be intended to be subject to HM Revenue & Customs approval under Schedule 3 and no modifications made in accordance with this clause shall affect the Plan.

14.7.                     Data protection

By applying for an Option, an Option Holder is deemed to consent to the holding and processing of personal data provided by the Option Holder to the Company for all purposes relating to the operation of the Plan.

15.                               AMENDMENT OF PLAN

15.1.                     Power to amend Plan

Subject to Rules 15.2 to 15.3, the Board may from time to time amend the rules of the Plan.

15.2.                     HM Revenue & Customs approval of amendments

Save for an amendment pursuant to Rule 8.5, an amendment to a Key Feature of the Plan shall not have effect at a time when the Plan is approved by HM Revenue & Customs, until the amendment has been approved by HM Revenue & Customs under Schedule 3, but only to the extent that such approval is required.

15.3.                     Rights of existing Option Holders

An amendment may not adversely affect the rights of an existing Option Holder except where the amendment has been approved by those existing Option Holders who would be adversely affected by the amendment in such manner as would be required by the Company’s articles of association (with appropriate changes) if the Plan Shares subject to those Options which would be so adversely affected had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

15.4.                     Notification of Option Holders

The Board shall, as soon as reasonably practicable, notify each Option Holder of any amendment to the Rules under this Rule 15 and explain how it affects his position under the Plan.

16.                               NOTICES

16.1.                     Notice by Grantor

Save as provided for by law and subject to Rule 16.4, any notice, document or other communication given by, or on behalf of, the Grantor or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

16.2.                     Deceased Option Holders

Save as provided for by law and subject to Rule 16.4, any notice, document or other communication so sent to an Option Holder shall be deemed to have been duly given notwithstanding that such Option Holder is then deceased (and whether or not the Grantor has notice of his death) except where his personal representatives have established their title to the satisfaction of the Grantor and supplied to the Grantor an e-mail or postal address to which notices, documents and other communications are to be sent.

16.3.                     Notice to Grantor

Save as provided for by law and subject to Rule 16.4, any notice, document or other communication given to the Grantor in connection with the Plan shall be delivered or sent by post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Option Holders but shall not in any event be duly given unless and until it is actually received at the registered office or such e-mail or postal address and shall be deemed to have been duly given on the date of such receipt.

16.4.                     Option Certificate and Notice of Option

For the avoidance of doubt, the Option Certificate and Notice of Option may not be executed or delivered by e-mail or other such similar electronic communication.

17.                               GOVERNING LAW AND JURISDICTION

17.1.                     Plan governed by English law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Option granted under it shall be governed by English law.

17.2.                     English courts to have jurisdiction

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

17.3.                     Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 17 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

17.4.                     Option Holder deemed to submit to such jurisdiction

By executing and returning the Option Certificate to the Grantor, an Option Holder is deemed to have agreed to submit to such jurisdiction.